UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

200 East Camperdown Way
Greenville, South Carolina 29601
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(800) 822-2651

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1.00 per share	UCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 13, 2026, the Board of Directors of United Community Banks, Inc. (the “Company”) approved the hiring of Tom Speir to succeed Jefferson L. Harralson as the Company’s Chief Financial Officer (“CFO”) effective September 8, 2026 (the “Transition Date”). Mr. Harralson will continue as CFO until the Transition Date and, thereafter, in order to ensure an orderly transition of his duties and responsibilities, will continue in his employment with the Company from the Transition Date through December 31, 2026. Mr. Harralson’s continued employment is pursuant to his agreement dated April 28, 2026, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated and filed with the Commission on April 28, 2026, which is incorporated herein by this reference.

Mr. Speir, age 44, has more than 20 years of experience in financial services, having held a diverse array of roles in corporate treasury, strategy, corporate development and portfolio management. Since April 2026, Mr. Speir has served as Head of Investor Relations, Strategy and Corporate Development for Regions Financial Corp. (Regions Bank), having previously led Regions’ Strategy and Corporate Development group, responsibilities retained when he assumed the role as Head of Investor Relations. After joining Regions in 2009, he served in various leadership roles in Corporate Treasury, including Assistant Treasurer and head of Balance Sheet Management from 2018 until 2022, when he was appointed to lead the Strategy and Corporate Development team. Prior to joining Regions, he served in Wachovia Bank’s Treasury organization as Securitized Products Portfolio Manager. Speir holds a bachelor’s degree in Business Management with a Finance concentration from North Carolina State University.

There are no arrangements or understandings between Mr. Speir and any other persons pursuant to which Mr. Speir was selected to become CFO, nor are there any family relationships between Mr. Speir and any of the Company’s directors or other executive officers. Neither Mr. Speir nor any person related to Mr. Speir has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

As Executive Vice President and CFO, Mr. Speir will be a party to the Company’s standard Change in Control Continuity Agreement for executives at his level, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated and filed with the Commission on February 14, 2023 and incorporated herein by this reference. The terms and conditions of the Company’s Change in Control Continuity Agreements are set forth on pages 56-57 of the Company’s Definitive Proxy Statement sent in connection with its Annual Meeting of Shareholders on May 13, 2026 and filed with the Commission on April 1, 2026, which terms and conditions are incorporated herein by this reference.

In addition to the benefits generally available to other executives at the Company (e.g., vacation, group health, retirement, paid time off), Mr. Speir’s compensation will consist of:

•Base salary - $600,000
•Annual target bonus – 80% of base salary (with 2026 bonus at 100% of target, subject to company performance multiplier)
•Sign-on bonus - $215,000
•Annual target equity grant – 115% of base salary
•Sign-on equity grant – Valued at $450,000, subject to vesting 50% per year over 2 years
•Auto allowance - $15,000 per year
•Club dues - $20,000 per year
•Temporary housing allowance - $3,000 per month for a maximum of nine months
•Relocation – eligible for up to $30,000 reimbursement

Item 7.01	Regulation FD Disclosure.
On August 19, 2026, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, announcing the appointment of Mr. Speir as the Company’s CFO.

Item 9.01	Financial Statements and Exhibits.
(d) See exhibit index below for the list of exhibits filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 19, 2026 (furnished only).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Melinda Davis Lux
	Name:	Melinda Davis Lux
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary

Date: August 19, 2026